Exhibit 4.2

PYXUS HOLDINGS, INC.

10.000% SENIOR SECURED FIRST LIEN NOTES DUE 2024

SECOND SUPPLEMENTAL INDENTURE

dated as of February 6, 2023

to

INDENTURE

dated as of August 24, 2020

Wilmington Trust, National Association,

as Trustee, Collateral Agent, Paying Agent and Registrar

i

SECOND SUPPLEMENTAL INDENTURE dated as of February 6, 2023 (this “Supplemental Indenture”) among Pyxus Holdings, Inc., a Virginia corporation (the “Company”), the Guarantors (as defined below) and Wilmington Trust, National Association, as trustee (the “Trustee”), as collateral agent (the “Collateral Agent”), as paying agent (the “Paying Agent”) and as registrar (the “Registrar”).

WHEREAS, the Company, the guarantors party thereto (the “Guarantors”), the Trustee, the Collateral Agent, the Paying Agent and the Registrar entered into an Indenture, dated as of August 24, 2020 (as amended, supplemented or otherwise modified to the date hereof prior to this Supplemental Indenture, the “Indenture”), relating to the Company’s 10.000% Senior Secured First Lien Notes due 2024 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors, the Trustee, the Collateral Agent, the Paying Agent and the Registrar may amend or supplement the Indenture, the Notes, the Note Guarantees (as defined in the Indenture) and any Security Document with the consent of the holders of a majority in principal amount of the Notes then outstanding voting as a single class; provided any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes requires the consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding;

WHEREAS, the Company has offered to exchange any and all of the Notes for certain newly issued debt securities of the Company (the “Exchange Offer”) and has solicited consents (the “Consent Solicitation”) to certain amendments to and waivers under the Indenture requiring the consent of a majority in aggregate principal amount of the Notes (the “Majority Amendments”) and certain collateral release amendments to the Indenture requiring the consent of at least 66 2/3% in aggregate principal amount of the Notes (the “Collateral Release Amendments” and, together with the Majority Amendments, the “Proposed Amendments”) pursuant to the Company’s Offering Memorandum and Consent Solicitation Statement, dated January 5, 2023 (the “Offering Memorandum”);

WHEREAS, the Company has obtained the written consent to (i) the Majority Amendments from the Holders of at least a majority in aggregate principal amount of the Notes voting as a single class (the “Majority Requisite Consents”) and (ii) the Collateral Release Amendments from the Holders of at least two-thirds in aggregate principal amount of the Notes voting as a single class (the “Two-Thirds Requisite Consents” and, together with the Majority Requisite Consents, the “Requisite Consents”), and the Holders who have delivered such Requisite Consents have waived any rights to withdraw such consents pursuant to the Exchange Offer and Consent Solicitation;

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the parties hereto, and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with; and

WHEREAS, the Company hereby requests that the Trustee, the Collateral Agent, the Registrar and the Paying Agent join in the execution and delivery of this Supplemental Indenture, and the Company has delivered to the Trustee and the Collateral Agent evidence of the receipt of the Requisite Consents to the Proposed Amendments provided for herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

ARTICLE 2

AMENDMENTS TO THE INDENTURE AND THE NOTES

Section 2.01 Amendments to Article 1 of the Indenture. The following definitions are hereby added in their alphabetical order to Section 1.01 of the Indenture:

“Designated Senior Indebtedness” means any Senior Indebtedness under or in respect of:

(1) the New Intabex Credit Agreement;

(2) the New Pyxus Credit Agreement;

(3) the New Notes Indenture;

(4) the ABL Credit Agreement;

(5) any Permitted Refinancing Indebtedness in respect of any of the foregoing; and

(6) any other Senior Indebtedness permitted under this Indenture that has been designated by the Company as “Designated Senior Indebtedness” by notice to the Trustee.

“New Intabex Credit Agreement” means the Intabex Term Loan Credit Agreement, dated as of the Second Supplemental Indenture Operative Date, among the Company, the guarantors party thereto, Alter Domus (US) LLC, as administrative agent and as collateral agent, and the several lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“New Notes Indenture” means the Indenture, dated as of the Second Supplemental Indenture Operative Date, among the Company, the guarantors party thereto, Wilmington Trust, National Association, as trustee and Alter Domus (US) LLC, as collateral agent, as amended, restated, supplemented or otherwise modified from time to time.

“New Pyxus Credit Agreement” means the Pyxus Term Loan Credit Agreement, dated as of the Second Supplemental Indenture Operative Date, among the Company, the guarantors party thereto, Alter Domus (US) LLC, as administrative agent and as collateral agent, and the several lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“New Secured Debt Documents” means the New Intabex Credit Agreement, the New Pyxus Credit Agreement and the New Notes Indenture and all related documents or instruments executed or delivered pursuant thereto.

“Representative” means any trustee, agent or representative (if any) for an issue of Senior Indebtedness acting at the direction of the requisite holders of such Senior Indebtedness.

“Second Supplemental Indenture Operative Date” means the Settlement Date (as defined in the Offering Memorandum).

“Senior Indebtedness” means:

(1) all Indebtedness of the Company or any Guarantor outstanding under the New Secured Debt Documents, the ABL Credit Agreement and, in each case, the related Guarantees, including any and all fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Company or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations and Bank Product Obligations;

(3) any other Indebtedness of the Company or any Guarantor, unless the instrument under which such Indebtedness is incurred expressly provides that it is equal or subordinated in right of payment to the Notes or the Note Guarantees; and

(4) all Senior Indebtedness Obligations (including, for the avoidance of doubt, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable Senior Indebtedness, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding) with respect to the items listed in the preceding clauses (1) through (3).

“Senior Indebtedness Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest, premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under any documentation governing any Senior Indebtedness.

“Senior Subordinated Indebtedness” means:

(1) with respect to the Company, Indebtedness which ranks equal in right of payment to the Notes issued by the Company; and

(2) with respect to any Guarantor, Indebtedness which ranks equal in right of payment to the Note Guarantee of such Guarantor,

in each case to the extent expressly set forth in the documentation or instrument under which such Indebtedness is incurred.

“Subordinated Indebtedness” means:

(1) any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Note Guarantee of such Guarantor,

in each case to the extent expressly set forth in the documentation or instrument under which such Indebtedness is incurred.

Section 2.02 Amendments to Articles 3, 4, 5 and 11 of the Indenture. Section 3.09, Sections 4.03 through 4.20, Sections 5.01 and 5.02 and Section 11.04 of the Indenture are hereby deleted in their entirety, provided the text thereof is hereby replaced to read as follows (as applicable):

“Section 3.09 [Intentionally omitted].

Section 4.03 [Intentionally omitted].

Section 4.04 [Intentionally omitted].

Section 4.05 [Intentionally omitted].

Section 4.06 [Intentionally omitted].

Section 4.07 [Intentionally omitted].

Section 4.08 [Intentionally omitted].

Section 4.09 [Intentionally omitted].

Section 4.10 [Intentionally omitted].

Section 4.11 [Intentionally omitted].

Section 4.12 [Intentionally omitted].

Section 4.13 [Intentionally omitted].

Section 4.14 [Intentionally omitted].

Section 4.15 [Intentionally omitted].

Section 4.16 [Intentionally omitted].

Section 4.17 [Intentionally omitted].

Section 4.18 [Intentionally omitted].

Section 4.19 [Intentionally omitted].

Section 4.20 [Intentionally omitted].

Section 5.01 [Intentionally omitted].

Section 5.02 [Intentionally omitted].

Section 11.04 [Intentionally omitted].”

Section 2.03 Amendments to Article 6 of the Indenture. Clauses (3) through (8) and clause (10) of Section 6.01 of the Indenture are hereby deleted in their entirety, provided the text thereof is hereby replaced to read as follows (as applicable):

“(3) [intentionally omitted];

(4) [intentionally omitted];

(5) [intentionally omitted];

(6) [intentionally omitted];

(7) [intentionally omitted];

(8) [intentionally omitted];

(10) [intentionally omitted].”

Section 2.04 Amendments to Article 9 of the Indenture. The last paragraph of Section 9.02 of the Indenture is hereby deleted in its entirety.

Section 2.05 Amendments to Article 10 of the Indenture. Article 10 of the Indenture is hereby deleted in its entirety, provided the text thereof is hereby replaced to read as follows:

“ARTICLE 10 [intentionally omitted].”

Section 2.06 Amendments to Article 14 of the Indenture. The following text is hereby added in its entirety as a new Article 14 in the Indenture:

“ARTICLE 14

SUBORDINATION

Section 14.01 Agreement To Subordinate.

Each of the Company and the Guarantors agrees, and each Holder agrees, that the Obligations owing in respect of the Notes and the Note Guarantees are unsecured obligations and the payment of all Obligations owing in respect of the Notes and the Note Guarantees are subordinated in right of payment, to the extent and in the manner provided in this Article 14, to the prior payment in cash in full of all existing and future Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Notes shall in all respects rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of the Company, and will be senior in right of payment to all existing and future Subordinated Indebtedness of the Company. Indebtedness of the Company that is Senior Indebtedness shall rank senior to the Notes in right of payment in accordance with the provisions set forth herein.

The provisions of this Article 14 shall be reinstated if at any time any payment made on account of any Senior Indebtedness is rescinded or must otherwise be returned by the holder receiving payment thereof or any representative of such holder upon the insolvency, bankruptcy or reorganization of the Company, any Guarantor or otherwise. All provisions of this Article 14 shall be subject to Section 14.12.

Section 14.02 Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution to creditors of the Company or the Guarantors in any total or partial liquidation or dissolution of the Company or the Guarantors or in a bankruptcy, reorganization, insolvency, receivership of, or similar proceeding relating to, the Company, the Guarantors or their property:

(i) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all such Senior Indebtedness before Holders shall be entitled to receive any payment of principal of, premium, or interest, if any, on, or any other amounts due in respect of the Notes or Note Guarantees from the Company or any Guarantor; and

(ii) until the Senior Indebtedness is paid in full in cash, any payment, distribution or other amount to which Holders would be entitled but for Article 14 of this Indenture shall be made to holders of such Senior Indebtedness as their interests may appear.

Section 14.03 Default on Senior Indebtedness.

The Company shall not pay principal of, premium, if any, or interest on the Notes or Notes Guarantees (or pay any other Obligations relating to the Notes or Notes Guarantees, including fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to Article 8 or Article 12 hereof and may not purchase, redeem or otherwise retire any Notes (collectively, “pay the Notes”) if either of the following occurs (a “Payment Default”):

(i) any Obligation on any Designated Senior Indebtedness is not paid in full in cash when due (after giving effect to any applicable grace period); or

(ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded, in each case, in writing and in accordance with the terms of the applicable documentation governing such Designated Senior Indebtedness, or such Designated Senior Indebtedness has been paid in full in cash; provided, however, that the Company shall be entitled to pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods (a “Non-Payment Default”), neither the Company or the Guarantors shall pay the Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 270 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Representative who gave such Blockage Notice; (ii) because the Non-Payment Default giving rise to such Blockage Notice is cured or waived in accordance with the terms of the applicable documentation governing such Designated Senior Indebtedness or is otherwise no longer continuing; or (iii) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the first paragraph of this Section 14.03 and Section 14.02 hereof), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness or a Payment Default has occurred and is continuing, the Company and related Guarantors shall be entitled to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided that if any Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness (other than the holders of Indebtedness under the New Secured Debt Documents or the ABL Credit Agreement), a Representative of holders of Indebtedness under the New Secured Debt Documents or the ABL Credit Agreement may give another Blockage Notice within such period. However, in no event shall the total number of days during which any Payment Blockage Period or Periods on the Notes is in effect exceed 270 days in the aggregate during any consecutive 360-day period, and there must be at least 90 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

Section 14.04 Acceleration of Payment of Notes.

If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article 14.

Section 14.05 When Distribution Must Be Paid Over.

In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when a Responsible Officer of the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Article 14 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full and in cash in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

Section 14.06 Subrogation.

After all Senior Indebtedness is paid in full in cash and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Senior Subordinated Indebtedness) to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 14 to holders of such Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and the Holders, a payment by the Company on such Senior Indebtedness.

Section 14.07 Relative Rights.

This Article 14 defines the relative rights of Holders of the Notes and holders of Senior Indebtedness. Nothing in this Indenture shall:

(a) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Notes in accordance with their terms;

(b) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Senior Indebtedness as set forth herein; or

(c) affect the relative rights of Holders and creditors of the Company and Guarantors other than their rights in relation to holders of Senior Indebtedness.

Section 14.08 Subordination May Not Be Impaired by Company.

No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Guarantor or by their failure to comply with this Indenture.

Section 14.09 Rights of Trustee and Paying Agent.

Notwithstanding Section 14.03 hereof, the Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 14. The Company, a Representative or a holder of Senior Indebtedness shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative and not another holder of Senior Indebtedness shall be entitled to give the notice. The Trustee shall be entitled to conclusively rely upon any such notice it receives and shall have no liability for not making payments on the Notes after receiving any such notice. Without limiting the foregoing, if the Trustee receives any such notice that raises any ambiguity for the Trustee in making payments on the Notes, the Trustee shall be entitled to refrain from making such payments until such ambiguity is resolved to its reasonable satisfaction.

Wilmington Trust, National Association in its individual or any other capacity (including as Trustee) shall be entitled to hold Senior Indebtedness with the same rights it would have if it were not Trustee. Wilmington Trust, National Association shall be entitled to all the rights set forth in this Article 14 with respect to any Senior Indebtedness which may at any time be held by it (including as Trustee or any other capacity), to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 or otherwise shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 14 shall apply to claims of, or payments to, the Trustee or any other Agent (and each of their respective directors, officers, employees, agents and advisors) under or pursuant to Section 7.06 hereof or any other Section of this Indenture.

Section 14.10 Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

Section 14.11. Article 14 Not To Prevent Events of Default or Limit Right To Accelerate.

The failure to make a payment pursuant to the Notes by reason of any provision in this Article 14 shall not be construed as preventing the occurrence of a Default. Subject to Section 14.04 hereof, nothing in this Article 14 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

Section 14.12 [Reserved]

Section 14.13 Trustee Entitled To Rely.

Upon any payment or distribution pursuant to this Article 14, the Trustee and the Holders shall be entitled to rely upon (a) any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 14.02 hereof are pending, (b) a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) the Representatives of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company and the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 14. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 14, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 14, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 14.

Section 14.14 Trustee To Effectuate Subordination.

Each Holder agrees to be bound by this Article 14 and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness as provided in this Article 14 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 14.15 Trustee Not Fiduciary for Holders of Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 14 or otherwise.

Section 14.16 Reliance by Holders of Senior Indebtedness on Subordination Provisions.

Each Holder acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 14 or the obligations hereunder of the Holders to the holders of the Senior Indebtedness, do any one or more of the following:

(i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness, or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding;

(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;

(iii) release any Person liable in any manner for the payment or collection of such Senior Indebtedness; and

(iv) exercise or refrain from exercising any rights against the Company or any other Person.

Section 14.17 Amendments.

The provisions of this Article 14 shall not be amended or modified without the written consent of the Representative of each tranche of Senior Indebtedness then outstanding.”

Section 2.07 Related Amendments.

(a) Any definitions used exclusively in the provisions of the Indenture, the Notes, or the Note Guarantees that are deleted pursuant to the amendments set forth under this Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture, the Notes or the Note Guarantees, and all textual references in the Indenture and the Notes exclusively relating to paragraphs, Sections, Articles or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

(b) The provisions of the Notes and the Note Guarantees shall be deemed to be conformed to the Indenture as supplemented by this Supplemental Indenture and amended to the extent that the Notes or the Note Guarantees are inconsistent with the Indenture as amended by this Supplemental Indenture.

(c) Any default, event of default or other consequence under the Indenture for failure to comply with the terms of the provisions identified above (whether before or after the date of the Supplemental Indenture effecting the amendments described above, and including as a result of the consummation of the Exchange Transactions (as defined in the Offering Memorandum)) shall be deemed waived.

ARTICLE 3

RELEASE OF COLLATERAL

Section 3.01 Release of Collateral.

(a) The security interest of the Collateral Agent in the Collateral and the Liens granted pursuant to the Security Documents to secure the Secured Obligations are hereby discharged and released, and the Security Documents are hereby terminated. The Trustee and the Collateral Agent shall execute any documents and/or termination statements reasonably requested by, and prepared by, the Company in order to release such Liens under the Security Documents on the Collateral. The Company is hereby authorized to file any lien releases, termination statements or similar documents as the Company determines are necessary or advisable to effect or reflect the release of such Liens on the Collateral. For purposes of this Section, Section 10.05(b) of the Indenture (as in effect prior to the execution of the Supplemental Indenture) shall apply.

(b) Subject to clause (a) above, the Collateral Agent is hereby removed from the Indenture and shall no longer be considered a party thereto.

(c) Notwithstanding the execution and delivery of this Supplemental Indenture and the removal of the Collateral Agent, the rights, privileges, indemnities and immunities of the Collateral Agent shall survive pursuant to the terms of the Indenture and the Security Documents (as in effect immediately prior to the execution and delivery of this Supplemental Indenture).

ARTICLE 4

EFFECTIVENESS

Section 4.01 Effective Date. This Supplemental Indenture will become effective and binding on the Company, the Guarantors, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture immediately upon the execution and delivery of this Supplemental Indenture by the parties hereto, but the Proposed Amendments shall not become operative except as set forth in Section 4.02 below.

Section 4.02 Operative Date. The Proposed Amendments shall become operative only upon the occurrence of the Settlement Date (as defined in the Offering Memorandum), subject to the terms and conditions set forth in the Offering Memorandum. The Trustee and the Collateral Agent may conclusively presume that the Proposed Amendments shall not have become operative unless and until the Company has notified the Trustee and the Collateral Agent in writing (which may be by email) stating that such amendments and release have become operative and the date they became operative; provided that any failure of the Company to notify the Trustee and Collateral Agent pursuant to this sentence, or any defect in such notice, (i) shall not constitute a Default or Event of Default under the Indenture and (ii) shall not, in any way, impair or affect the validity or effectiveness of this Supplemental Indenture or such amendments or release.

ARTICLE 5

MISCELLANEOUS

Section 5.01 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE, THE COLLATERAL AGENT AND EACH HOLDER (BY ITS ACCEPTANCE OF ANY NOTE) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED BY THIS SUPPLEMENTAL INDENTURE. THE PARTIES HEREBY (I) IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, (II) WAIVE ANY OBJECTION TO LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS, AND (III) WAIVE ANY OBJECTION THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY.

Section 5.02 Ratification of Indenture.

This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture shall henceforth be read together. Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect.

Section 5.03 Severability; Entire Agreement.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. This Indenture and the Notes Documents set forth the entire agreement and understanding of the parties related to this transaction and supersede all prior agreements and understandings, oral or written.

Section 5.04 Counterpart Originals.

The parties may sign any number of copies hereof. Each signed copy will be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” and words of similar import in this Indenture and the Note and the Notes Documents shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee and the Collateral Agent are not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee or the Collateral Agent, as applicable, pursuant to procedures approved by such Trustee or the Collateral Agent, as applicable.

Section 5.05 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections hereof have been inserted for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

Section 5.06 Trustee and Collateral Agent.

Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the Recitals contained herein, all of which are made solely by the Company and the Guarantors.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PYXUS HOLDINGS, INC.

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Vice President and Treasurer

PYXUS INTERNATIONAL, INC.

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Vice President and Treasurer

PYXUS PARENT, INC.

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Vice President and Treasurer

ALLIANCE ONE SPECIALTY PRODUCTS LLC, as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

ALLIANCE ONE INTERNATIONAL, LLC, as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

Signature Page to Supplemental Indenture

ALLIANCE ONE NORTH AMERICA, LLC as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

ALLIANCE ONE INTERNATIONAL SERVICES, INC. as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

AOSP INVESTMENTS, LLC as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

CRES TOBACCO COMPANY LLC as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

CRITICALITY, LLC as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

Signature Page to Supplemental Indenture

EASTERN CAROLINA PACKAGING, LLC as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

GLOBAL SPECIALTY PRODUCTS, LLC as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

MONK-AUSTIN INTERNATIONAL, INC. as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

PUREAG-NC, LLC as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

PYXUS AGRICULTURE USA, LLC as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

Signature Page to Supplemental Indenture

THE AUSTIN TOBACCO COMPANY, INCORPORATED as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

TWELFTH STATE BRANDS LLC as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

ALLIANCE ONE INTERNATIONAL HOLDINGS, LTD. as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

TRANS-CONTINENTAL LEAF TOBACCO CORP., LTD. as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

PYXUS AGRICULTURE HOLDINGS LIMITED as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

Signature Page to Supplemental Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee, Collateral Agent, Paying Agent and Registrar

By:	/s/ Arlene Thelwell
Name: Arlene Thelwell
Title: Vice President

Signature Page to Supplemental Indenture